
                                                            Registration No.333-
                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               OLIN CORPORATION
            (Exact name of registrant as specified in its charter)
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

         Virginia                                                           13-1872319
         --------                                                           ----------
(State or other jurisdiction of incorporation or organization)     (I.R.S. Employer Identification No.)

501 Merritt 7, Norwalk, Connecticut                                           06851
-----------------------------------                                           -----
(Address of Principal Executive Offices)                                   (Zip Code)
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             OLIN CORPORATION CONTRIBUTING EMPLOYEE OWNERSHIP PLAN
                           (Full title of the plan)

                              J. M. Jackson, Jr.
                        Vice President, General Counsel
                                 and Secretary
                               Olin Corporation
                                 501 Merritt 7
                          Norwalk, Connecticut  06851
                    (Name and address of agent for service)

                                 203-750-3126
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE
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
                                                                Proposed Maximum
                                                                ----------------
Title of Securities to be            Amount to be      Offering Price     Aggregate Offering      Amount of
 Registered                          registered (1)    Per Share (2)      Price (2)               Registration Fee
Common Stock (par value $1.00        3,000,000         $21.025            $63,075,000.00           $15,769.00
per share)

Participating Cumulative              (3)                (3)                   (3)                  (3)
Preferred Stock Purchase Rights

     (1) This Registration Statement shall also cover an indeterminate amount of interests to be offered or sold pursuant to the Plan, as well as any additional shares of Common Stock which become issuable under the Plan by reason of any stock dividend or stock split or as the result of other anti-dilution provisions in the Plan.

     (2) Estimated solely for purposes of calculating the amount of the registration fee, pursuant to Rule 457(c) and (h), based upon the average of the high and low prices reported for the Common Stock on March 5, 2001, on the New York Stock Exchange consolidated reporting system.

     (3) The rights are attached to the Common Stock pursuant to the Rights Agreement dated as of February 27, 1996, between Olin Corporation and Chemical Mellon Shareholder Services, L.L.C. The value attributable to the rights, if any, is reflected in the value of the Common Stock and the registration fee for the rights is included in the fee for the Common Stock.

                                    Part II


Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE
        ---------------------------------------


        The SEC allows us to incorporate by reference the information we file with them, which means:


        -    incorporated documents are considered part of the prospectus;


        - we can disclose important information to you by referring you to those documents; and


        - information that we file with the SEC will automatically update and supersede this incorporated information.


        We incorporate by reference the documents listed below which were filed with the SEC under the Securities Exchange Act of 1934:


        (a) Our Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

        (b) The description of our Common Stock, par value $1.00 per share, contained in our Quarterly Report on Form 10-Q for the quarter ended September 30, 1991.

        (c) The description of the Series A Participating Cumulative Preferred Stock Purchase Rights contained in our Form 8-A dated February 21, 1996.

        We also incorporate by reference each of the following documents that we will file with the SEC after the date of this registration statement until this offering is completed:

        - reports filed under Section 13(a) and (c) of the Securities Exchange Act of 1934;

        - definitive proxy or information statements filed under Section 14 of the Securities Exchange Act of 1934 in connection with any subsequent stockholders' meeting; and

        - any reports filed under Section 15(d) of the Securities Exchange Act of 1934.


Item 4. DESCRIPTION OF SECURITIES
        -------------------------

        Not applicable; the class of securities to be offered is registered under Section 12(g) of the Securities Exchange Act of 1934.


Item 5. INTEREST OF NAMED EXPERTS AND COUNSEL
        -------------------------------------

        The validity of the newly issued shares of Common Stock of the Company will be passed upon by J.M. Jackson, Jr., Vice President, General Counsel and Secretary. Mr. Jackson owns
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shares of the Company directly, and through various employee benefit plans, and has options to purchase shares.


Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS
        -----------------------------------------

        The Virginia Stock Corporation Act permits indemnification of the Company's directors, officers and employees in a variety of circumstances. Under Sections 13.1-697 and 13.1-702 of the Virginia Stock Corporation Act, a Virginia corporation generally is authorized to indemnify its directors, officers and employees in civil or criminal actions if they acted in good faith and believed their conduct to be in the best interests of the corporation. In the case of criminal actions, directors, officers or employees will be indemnified if they had no reasonable cause to believe that their conduct was unlawful. The Act also provides mandatory indemnification in Section 13.1-698 for a director against expenses incurred in the successful defense of a proceeding. Under Section 13.1-704 of the Virginia Stock Corporation Act, a Virginia corporation is permitted to grant such further indemnity to its directors, officers and employees as may be authorized by the articles of incorporation or any bylaw or resolution adopted by its shareholders unless those persons engaged in willful misconduct or a knowing violation of the criminal law. The Company's By-laws require indemnification of directors, officers and employees with respect to certain liabilities, expenses and other amounts imposed upon them by reason of having been directors, officers or employees unless they engaged in willful misconduct or a knowing violation of the criminal law. The Company's Board of Directors or, under certain circumstances, legal counsel make the determination of whether a director, officer or employee met the standard of conduct required for indemnification. Section 13.1-692.1 of the Virginia Stock Corporation Act permits a Virginia corporation to limit or totally eliminate the liability of a director or officer for monetary damages in a shareholder or derivative proceeding unless that director or officer engaged in willful misconduct or a knowing violation of the criminal law or securities laws. The Company's By-laws contain a provision intended to eliminate such liability.


        Directors and officers of the Company are insured, subject to certain exclusions and limits and to the extent not otherwise indemnified by the Company, against loss (including expenses incurred in the defense of actions, suits and proceedings in connection therewith) arising from any error, misstatement, misleading statement, omission or other act made or performed in their capacity as directors and officers. The policies also reimburse the Company for liability incurred in the indemnification of its directors and officers under common or statutory laws or the Company's By-laws, subject to the terms, conditions and exclusions of such policies. In addition, directors, officers and other employees of the Company who may be "fiduciaries" as that term is used in the Employee Retirement Income Security Act of 1974 are insured with respect to liabilities under the Act.


Item 7. EXEMPTION FROM REGISTRATION CLAIMED
        -----------------------------------

       Not applicable.
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Item 8. EXHIBITS
        --------

        (a)  The Exhibits to this Registration Statement are listed in the
Exhibit Index to this Registration Statement, which Index is incorporated herein by reference.

        (b) The Registrant undertakes that it or its subsidiary will submit or has submitted the plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner, and has made or will make all changes required by the IRS in order to qualify the plan.

Item 9. UNDERTAKINGS
        ------------

        The undersigned Registrant hereby undertakes:

        1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:


             (i) To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; provided that, notwithstanding the foregoing any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;


                   provided, however, that paragraphs (i) and (ii) above do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

             2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities
Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)  Insofar as indemnification for liabilities arising under the
Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to under Item 6, or otherwise, the Registrant has been advised that in the opinion of the
Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the
Securities Act of 1933 and will be governed by the final adjudication of such issue.
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                                  SIGNATURES


     Registrant.  Pursuant to the requirements of the Securities Act of 1933,
     -----------
the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this
Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norwalk, State of Connecticut, on March 8, 2001.


                                    OLIN CORPORATION

                                    By:     /s/ J. M. Jackson, Jr.
                                            -----------------------------
                                            J. M. Jackson, Jr.
                                    Title:  Vice President, General
                                            Counsel and Secretary

                               POWER OF ATTORNEY


     We the undersigned officers and directors of Olin Corporation, hereby severally constitute and appoint Johnnie M. Jackson, Jr., and Anthony W.
Ruggiero, and each of them singly, our true and lawful attorneys-in-fact, with full power to them in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including any post-effective amendments thereto), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

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
            Signature                                 Title                             Date
            ---------                                 -----                             ----
/s/ Donald W. Griffin               Chairman of the Board, President, Chief        March 8, 2001
----------------------------------  Executive Officer and Director
Donald W. Griffin                   (Principal Executive Officer)

/s/ Anthony W. Ruggiero             Executive Vice President, Chief                March 8, 2001
----------------------------------  Financial Officer and Director
Anthony W. Ruggiero                 (Principal Financial Officer)

/s/ William W. Higgins              Director                                       March 8, 2001
----------------------------------
William W. Higgins

/s/ Randall W. Larrimore            Director                                       March 8, 2001
----------------------------------
Randall W. Larrimore

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
Signature                              Title                                     Date
---------                              -----                                     ----
/s/ Stephen F. Page                    Director                               March 8, 2001
----------------------------------
Stephen F. Page

                                       Director                               March 8, 2001
/s/ G. Jackson Ratcliffe, Jr.
----------------------------------
G. Jackson Ratcliffe, Jr.


/s/ Richard M. Rompala                 Director                               March 8, 2001
----------------------------------
Richard M. Rompala


/s/ Mary E. Gallagher                  Vice President and Controller          March 8, 2001
----------------------------------
Mary E. Gallagher                      (Principal Accounting Officer)

        Plan.  Pursuant to the requirements of the Securities Act of 1933, the
        ----
Olin Corporation Contributing Employee Ownership Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on this 8th day of March, 2001.

                              OLIN CORPORATION CONTRIBUTING
                              EMPLOYEE OWNERSHIP PLAN

                              By the Pension and CEOP Administrative Committee


                              /s/ Peter C. Kosche
                              -------------------
                              Peter C. Kosche


                              /s/ Sharon E. Doughty
                              ---------------------
                              Sharon E. Doughty


                              /s/ Linda S. LaFortune
                              ----------------------
                              Linda S. LaFortune
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                                 EXHIBIT INDEX

EXHIBIT     DESCRIPTION

4           By-laws of Olin as amended effective January 25, 2001.

5           Opinion of Counsel.

23.1        Consent of Independent Auditor

23.2        Consent of Counsel (contained in Exhibit 5)